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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES
                                       OF
                            MICRO GENERAL CORPORATION


1.      ACS Systems, Inc.

2.      LDExchange.com, Inc.

3.      Interactive Associates, Inc.



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